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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|


                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                                   13-5160382
(State of incorporation                                    (I.R.S. employer
if not a U.S. national bank)                               identification no.)

One Wall Street, New York, N.Y.                            10286
(Address of principal executive offices)                   (Zip code)


                               TRIMAS CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                   38-2687639
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

                             ADDITIONAL REGISTRANTS

Arrow Engine Company                         Delaware                 38-2260420
Beaumont Bolt & Gasket, Inc.                  Texas                   74-1981259
Commonwealth Disposition LLC                 Delaware                    NONE
Compac Corporation                           Delaware                 38-2773373
Consumer Products, Inc.                     Wisconsin                 39-6066719
Cuyam Corporation                              Ohio                   34-1433931
Di-Rite Company                                Ohio                   34-1295359
Draw-Tite, Inc.                              Delaware                 38-2935446
Entegra Fastener Corporation                 Delaware                 36-2753621
Fulton Performance Products, Inc.            Delaware                 39-1154901
Hitch 'N Post, Inc.                          Delaware                 38-2935447
Industrial Bolt & Gasket, Inc.              Louisiana                 72-1212632
K.S. Disposition, Inc.                       Michigan                 38-3212114
Keo Cutters, Inc.                            Michigan                 38-3212119
Lake Erie Screw Corporation                    Ohio                   34-0660861
Lamons Metal Gasket Co.                      Delaware                 38-2337967
Louisiana Hose & Rubber Co.                 Louisiana                 72-0830993
Monogram Aerospace Fasteners, Inc.           Delaware                 95-4339614

Netcong Investments, Inc.                   New Jersey                38-2388048
NI Foreign Military Sales Corp.              Delaware                 33-0151428
NI  Industries, Inc.                         Delaware                 03-0452932
NI West, Inc.                               California                95-1054621
Norris Cylinder Company                      Delaware                 33-0333261
Norris Environmental Services, Inc.         California                33-0660922
Norris Industries, Inc.                     California                33-0074968
Plastic Form, Inc.                           Delaware                 35-1964350
Reese Products, Inc.                         Indiana                  35-1789435
Reska Spline Products, Inc.                  Michigan                 38-3212121
Richards Micro-Tool, Inc.                    Delaware                 38-2641296
Rieke Corporation                            Indiana                  31-0934085
Rieke of Indiana, Inc.                       Indiana                  90-0044258
Rieke of Mexico, Inc.                        Delaware                 38-2251192
Rieke Leasing Co., Incorporated              Delaware                 38-2751413
TriMas Company LLC                           Delaware                    NONE
TriMas Fasteners, Inc.                       Delaware                 38-3007015
TriMas Services Corp.                        Delaware                 38-2840227
Wesbar Corporation                          Wisconsin                 39-0697520


39400 Woodward Avenue, Suite 130
Bloomfield Hills, Michigan                                 48304
(Address of principal executive offices)                   (Zip code)

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                    9-7/8% Senior Subordinated Notes due 2012
                       (Title of the indenture securities)

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1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

    (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

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                    Name                                  Address
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    Superintendent of Banks of the State of     2 Rector Street, New York,
    New York                                    N.Y.  10006, and Albany,
                                                N.Y.  12203

    Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                N.Y.  10045

    Federal Deposit Insurance Corporation       Washington, D.C.  20429

    New York Clearing House Association         New York, New York   10005

    (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Yes.

2.  AFFILIATIONS WITH OBLIGOR.

    IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
    AFFILIATION.

    None.

16. LIST OF EXHIBITS.

    EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of September, 2002.


                                            THE BANK OF NEW YORK

                                            By: /S/ MING SHIANG
                                                ------------------------
                                                Name:  MING SHIANG
                                                Title: VICE PRESIDENT

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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency and coin..              $2,850,111
   Interest-bearing balances...........................               6,917,898
Securities:
   Held-to-maturity securities.........................               1,201,319
   Available-for-sale securities.......................              13,227,788
Federal funds sold in domestic offices.................               1,748,562
Securities purchased under agreements to
   resell..............................................                 808,241
Loans and lease financing receivables:
   Loans and leases held for sale......................                 974,505
   Loans and leases, net of unearned
     income............................................              36,544,957
   LESS: Allowance for loan and
     lease losses......................................                 578,710
   Loans and leases, net of unearned
     income and allowance..............................              35,966,247
Trading Assets.........................................               6,292,280
Premises and fixed assets (including capitalized
   leases).............................................                 860,071
Other real estate owned................................                     660
Investments in unconsolidated subsidiaries and
   associated companies................................                 272,214
Customers' liability to this bank on acceptances
   outstanding.........................................                 467,259
Intangible assets......................................
   Goodwill............................................               1,804,922
   Other intangible assets.............................                  70,679
Other assets...........................................               4,639,158
                                                                    -----------

Total assets...........................................             $78,101,914
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LIABILITIES
Deposits:
   In domestic offices.................................             $29,456,619
   Noninterest-bearing.................................              11,393,028
   Interest-bearing....................................              18,063,591
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................              26,667,608
   Noninterest-bearing.................................                 297,347
   Interest-bearing....................................              26,370,261
Federal funds purchased in domestic
  offices...........................................                  1,422,522
Securities sold under agreements to repurchase.........                 466,965
Trading liabilities....................................               2,946,403
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases).......                                   1,844,526
Bank's liability on acceptances executed and
   outstanding.........................................                 469,319
Subordinated notes and debentures......................               1,840,000
Other liabilities......................................               5,998,479
                                                                    -----------
Total liabilities......................................             $71,112,441
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Minority interest in consolidated
   subsidiaries......................................                   500,154

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus...........................................                         0
Common stock...........................................               1,135,284
Surplus................................................               1,055,509
Retained earnings......................................               4,244,963
Accumulated other comprehensive income.........                         (53,563)
Other equity capital components.....................                          0
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Total equity capital...................................               6,489,319
                                                                    -----------
Total liabilities minority interest and equity capital.             $78,101,914
                                                                    ===========

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement or resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi                 |
Gerald L. Hassell               |                             Directors
Alan R. Griffith                |


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